Exhibit (q)(1)

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Burnham Investors Trust (the “Trust”), hereby constitute and appoint Jon M. Burnham, Frank A. Passantino and Pat Colletti, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power and authority of substitution and resubstitution, to execute, in the appropriate capacity, any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or that may be required to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s registration statement (Securities Act File No. 002-17226), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee of the Trust any and all such amendments and registration statements filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them acting singly, shall do or cause to be done by virtue hereof.

This power of attorney shall be valid for the date hereof until revoked by me.

IN WITNESS WHEREOF, I have hereunder set my hand on the date set forth below.

/s/ William F. Connell
William F. Connell	Trustee
Date: March 3, 2015

/s/ Margaret Eisen
Margaret Eisen	Trustee
Date: March 3, 2015

/s/ Peter Borish
Peter Borish	Trustee
Date: March 3, 2015

/s/ Robert Sabelhaus
Robert Sabelhaus	Trustee
Date: March 3, 2015